                                                              FILE NO. 333-13649
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED JANUARY 6, 1997)
                (TO PROSPECTUS SUPPLEMENT DATED JANUARY 6, 1997)

                                     PROSPECTUS NUMBER: 1450
                                     DATED: JANUARY 24, 1997


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



BASE RATE:                Treasury Bill


INDEX MATURITY:           Three Month


TRADE DATE:               January 24, 1997


SETTLEMENT DATE:          January 29, 1997


MATURITY DATE:            January 29, 1998


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.330%
                          (plus thirty three bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Weekly, and goes into effect each week one day after auction.


INTEREST PAYMENT DATES:   The 29th of April, July, October and January commencing April 1997 through Maturity, subject to Following Business Day Convention.


INITIAL INTEREST RATE:    5.53000%


FORM:                     Book-entry

